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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "EXPERTS", "SUMMARY -- Accounting Treatment", "APPROVAL OF THE MERGER AND RELATED TRANSACTIONS -- Accounting Treatment" and "TERMS OF THE MERGER -- Conditions to the Merger" and to the use of our report dated March 2, 1998, with respect to the consolidated financial statements of Trusted Information Systems, Inc. included in the Proxy Statement of Trusted Information Systems, Inc. that is made a part of this Registration Statement (Form S-4) and related Prospectus of Network Associates, Inc. for the registration of 5,035,140 shares of its common stock.

We also consent to the incorporation by reference in this Registration Statement (Form S-4) and related Prospectus of Network Associates, Inc. for the registration of 5,035,140 shares of its common stock of our report dated March 2, 1998, with respect to the consolidated financial statements and schedule of Trusted Information Systems, Inc. included in the Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 26, 1997, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


Vienna, Virginia
March 24, 1998